Sub-Item 77Q1(b): Copies of Text of Any Proposal Described in Answer to Sub-Item 77D

The Supplement dated January 6, 2010 to the Prospectuses dated April 30, 2009 for the Goldman Sachs Capital Growth Fund
(renamed the Goldman Sachs Strategic Growth Fund), which describes the changes to the Fund’s principal investment strategies, is incorporated herein by reference to the filing made pursuant to Rule 497 of the Securities Act of 1933 with the Securities and Exchange Commission on January 6, 2010 (Accession No. 0000950123-10-000637).
The Supplement dated January 6, 2010 to the Prospectuses dated April 30, 2009 for the Goldman Sachs Growth and Income Fund
(renamed the Goldman Sachs Large Cap Value Fund), which describes changes to the Fund’s investment objective, principal investment strategies and investment limitations, is incorporated herein by reference to the filing made pursuant to Rule 497 of the Securities Act of 1933 with the Securities and Exchange Commission on January 6, 2010 (Accession No. 0000950123-10-000638).